UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 22, 2010

American Water Works Company, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 001-34028

Delaware	51-0063696
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

1025 Laurel Oak Road

Voorhees, NJ 08043

(Address of principal executive offices, including zip code)

(856) 346-8200

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On September 22, 2010, the Circuit Court of Jefferson County, Alabama, appointed John S. Young, Jr. LLC, receiver to administer and operate the sewer system of Jefferson County, Alabama. John S. Young, Jr. LLC is controlled by John S. Young, Jr., currently the Chief Water Technology Officer of American Water Works Company, Inc. (the “Company”), President, American Water Services and President, American Water Works Service Company. As a result of the Court’s appointment, it is anticipated that Mr. Young will shortly retire from his duties with the Company and its subsidiaries.

The Company will file an amendment to this Form 8-K to disclose the date of Mr. Young’s retirement and any related material arrangements, once they are determined.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 28, 2010	By:	/S/ KELLYE L. WALKER
Kellye L. Walker
Chief Administrative Officer and General Counsel